Exhibit 10.1

SHARE PURCHASE AGREEMENT

by and among

Facebank Group, Inc.

and

C2A2 Corp. AG Ltd

Dated as of July 10, 2020

Exhibits
Exhibit A	Form of Stock Power
Exhibit B-1	Assignment and Release Agreement (Joint Proficient Project Company Limited)
Exhibit B-2	Release Agreement (IndexAtlas AG)
Exhibit B-3	Release Agreement (SERES Investments S.à r.l., SPF)
Exhibit B-4	Release Agreement (Lazar Vision Fund LP)
Exhibit B-5	Release Agreement (Herculius Partners SA)
Exhibit B-6	Release Agreement (Herculius Partners “Taurus” Fund c/o IFM Independent Fund Management)
Exhibit B-7	Release Agreement (The Native SA)
Exhibit B-8	Release Agreement (HLEE Finance S.à r.l.)
Exhibit B-9	Release Agreement (Victor Iezuitov)
Exhibit B-10	Release Agreement (Jacques Girod)
Exhibit C	Mutual General Release
Exhibit D	FBNK Finance 4,833,114 share Subscription Agreement
Exhibit E	IndexAtlas Termination and Cancellation Agreement
Exhibit F	Form of Redemption Agreement
Exhibit G	Option Agreement
Exhibit H	Termination and Release Agreement
Exhibit I	Payment and Termination Agreement

SHARE PURCHASE AGREEMENT

Dated as of July 10, 2020

This Share Purchase Agreement (this “Agreement”) is entered into as of the date first set forth above (the “Effective Date”) by and between (i) Facebank Group, Inc., a Florida corporation (the “Seller”) formerly known as Pulse Evolution Group Inc, publicly traded under the ticker “FUBO” and (ii) C2A2 Corp. AG Ltd (in the course of incorporation and represented by Mr. Aston Fallen pursuant to Article 645 Para. 2 Swiss Code of Obligations, with an address of Chemin de la Chéneau, CH-1276 Gingins Switzerland), a Switzerland company (the “Purchaser”). The Seller and the Purchaser may be referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, the Seller is a publicly held corporation organized under the laws of the State of Florida;

WHEREAS, the Seller is a shareholder of FACEBANK AG, a Swiss corporation with the registration number CH-270.3.015.606-4 (“Company”); and

WHEREAS, the Purchaser agrees to acquire all of the 1,000 shares of common stock of the Company, par value CHF 100.00 per share of an aggregate par value of CHF 100,000.00, held by the Seller (the “Company Shares”), which constitute 100% of the issued and outstanding shares of stock of the Company in exchange for a series of assignments, payments, releases, options and settlements further described herein (such exchange and the other transactions as contemplated herein, collectively, the “Transactions”);

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, and intending to be legally bound hereby, the Parties now agree as follows:

ARTICLE I DEFINITIONS

Section 1.01 Definitions. In addition to the terms defined herein, the following terms, as used herein, have the following meanings:

(a) “Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

(b) “Affiliate” means, with respect to a specified Person, any other Person that directly or indirectly Controls, is Controlled by or is under common Control with, the specified Person.

(c) “Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in the State of New York, United States, are authorized or required by Law to be closed for business.

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(d) “Control” means (a) the possession, directly or indirectly, of the power to vote 10% or more of the securities or other equity interests of a Person having ordinary voting power, (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, by contractor otherwise, or (c) being a director, officer, executor, trustee or fiduciary (or their equivalents) of a Person or a Person that controls such Person.

(e) “Governmental Authority” means any United States federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

(f) “Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

(g) “Losses” means losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers; provided, however, that “Losses” shall not include (i) punitive damages, except in the case of fraud or to the extent actually awarded to a Governmental Authority or other third party or (ii) lost profits or consequential damages, in any case.

(h) “Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

(i) “Transaction Documents” means this Agreement and any other agreement, document, certificate or writing delivered or to be delivered in connection with this Agreement and any other document related to the Transactions related to the forgoing, including, without limitations, those delivered at or prior to the Closing.

Section 1.02 Interpretation. Unless the express context otherwise requires:

(a) the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(b) terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa;

(c) the terms “Dollars” and “$” mean United States Dollars;

(d) references herein to a specific Section, Subsection, Recital or Exhibit shall refer, respectively, to Sections, Subsections, Recitals or Exhibits of this Agreement;

(e) wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”;

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(f) references herein to any gender shall include each other gender;

(g) references herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this Section 1.02(g) is intended to authorize any assignment or transfer not otherwise permitted by this Agreement;

(h) references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity;

(i) references herein to any contract or agreement (including this Agreement) mean such contract or agreement as amended, supplemented or modified from time to time in accordance with the terms thereof;

(j) with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”;

(k) references herein to any Law or any license mean such Law or license as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time; and

(l) references herein to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder.

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE SELLER

As an inducement to, and to obtain the reliance of the Purchaser, except as set forth in the disclosure schedules delivered by the Seller to the Purchaser on the Effective Date (the “Company Schedules”) and referencing the Section of this ARTICLE II to which such exception or disclosure relates, the Seller hereby represent and warrant to the Purchaser as follows:

Section 2.01 Organization. The Seller is the Florida corporation, duly organized, validly existing, and in good standing under the Laws of the state of Florida and has the power and authority under all applicable Laws to carry on its business in all material respects as it is now being conducted.

Section 2.02 Valid Obligation. Other than the consents and approvals as referenced in Section 7.03, the Seller has taken all actions required by Law, its organizational documents, or otherwise, to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions as set forth herein. This Agreement has been duly executed and delivered by the Seller and, assuming due execution hereof by the Purchaser and receipt of the consents and approvals as referenced in Section 7.03, constitutes a valid and legally binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

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Section 2.03 Governmental Authorization. Neither the execution, delivery nor performance of this Agreement by the Seller requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any means any Governmental Authority.

Section 2.04 Title to and Issuance of the Company Shares. The Seller is the record and beneficial owner and holder of the Company Shares, free and clear of any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing (collectively, “Liens”). None of the Company Shares are subject to pre-emptive or similar rights, either pursuant to any organizational document of the Company, requirement of Law or any contract, and no Person has any pre-emptive rights or similar rights to purchase or receive any of the Company Shares or other interests in the Company from the Seller.

Section 2.05 Organization. The Company is duly organized, validly existing, and in good standing under the Laws of Switzerland and has the corporate power and has the power and authority under all applicable Laws to carry on its business in all material respects as it is now being conducted.

Section 2.06 Authorized Shares and Capital. The Company is authorized to issue 1,000 shares of common stock, par value CHF 100.00 per share (the “Company Common Stock”) and no shares of preferred stock. There are 1,000 shares of Company Common Stock issued and outstanding with an aggregate value of paid-in charter (equity) capital being CHF 100,000 (one hundred thousand Swiss Francs). The issued and outstanding shares of Company Common Stock are validly issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any Person. This Section 2.06 sets forth the true, correct and complete capitalization of the Company, including all existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of the Company. Except as disclosed in this Section 2.06, there are no options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by the Company relating to the issued or unissued capital stock of the Company (including, without limitation, rights the value of which is determined with reference to the capital stock or other securities of the Company) or obligating the Company to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, the Company. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Company Common Stock or to pay any dividend or make any other distribution in respect thereof or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Person.

Section 2.07 Information. The Seller is not aware of any facts that may constitute a breach of any of the Seller’s representations and warranties made herein. The information concerning the Company set forth in this Agreement and in the Company Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact.

Section 2.08 Litigation and Proceedings. To the knowledge of the Seller there are no actions, suits, proceedings, or investigations pending or threatened, by or against the Company or affecting the Company or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, and that would reasonably be expected to result in an award or judgment exceeding EUR 1,000,000. The Seller has no knowledge of any material default on the Company’s part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would reasonably be expected to result in the discovery of such a default.

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Section 2.09 Compliance With Laws and Regulations. To the knowledge of the Seller, during the period that the Seller has been the sole shareholder of the Company, the Company has complied in all material respects with all state or local, Swiss or any applicable foreign Laws applicable to the Company and the operation of its business, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of the Company or except to the extent that noncompliance would not result in the occurrence of any material liability for the Company.

Section 2.10 Broker’s, Finder’s or Similar Fees. There are no brokerage commissions, finder’s fees or similar fees or commissions payable by the Seller in connection with the Transactions based on any agreement, arrangement or understanding with the Seller or any action taken by the Seller.

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

As an inducement to, and to obtain the reliance of the Seller, the Purchaser represents and warrants to the Seller as follows, and Mr. Aston Fallen further represents, warrants and covenants with the Seller as set forth in Section 3.01:

Section 3.01 Organization. As of the Effective Date Purchaser is not registered in the Commercial Registry of Canton of Vaud, Switzerland but in the course of being registered therein. Therefore, Mr. Aston Fallen is personally liable for all obligations out of or in connection with this Agreement up and until Purchaser assumed all such liabilities after its registration; all pursuant to Article 645 Para. 2 Swiss Code of Obligations. Mr Aston Fallen as future Director of the Purchaser represents and covenants to Facebank Group that Purchaser will after its registration forever assume all the rights and obligations of this Agreement.

Section 3.02 Valid Obligation. The execution and delivery of this Agreement does not, and the consummation of the Transactions will not, violate any provision of the Articles of Organization or limited liability company operating agreement or similar agreement of the Purchaser (collectively, the “Purchaser’s Organizational Documents”) or applicable Law. The Purchaser has taken all actions required by Law, the Purchaser’s Organizational Documents or otherwise, to authorize the execution, delivery and performance of this Agreement and the consummation of the Transactions. This Agreement has been duly executed and delivered by the Purchaser and it constitutes a valid and legally binding agreement of the Purchaser, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 3.03 Governmental Authorization. Neither the execution, delivery nor performance of this Agreement by the Purchaser requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any means any Governmental Authority.

Section 3.04 Compliance With Laws and Regulations. The Purchaser has complied in all material respects with all Laws applicable to the Purchaser and the operation of its business, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of the Purchaser or except to the extent that noncompliance would not result in the occurrence of any material liability for the Purchaser. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

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Section 3.05 Investment Representations.

(a) The Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Company Shares which have been requested by the Purchaser or its advisors. The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of each of the Company and any subsidiaries and affiliates of the Company.

(b) Purchaser understands and agrees that the consummation of this Agreement and the Transactions, including the delivery of the Company Shares to Purchaser as contemplated hereby constitutes the offer and sale of securities under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”) and applicable Laws and that the Company Shares are being acquired for Purchaser’s own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act or any other Laws.

(c) Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act (an “Accredited Investor”).

(d) Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Company Shares which have been requested by Purchaser or its advisors. Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Purchaser understands that its investment in the Company Shares involves a significant degree of risk. Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Company Shares, and has so evaluated the merits and risks of such investment. Purchaser is able to bear the economic risk of an investment in the Company Shares and, at the present time, is able to afford a complete loss of such investment.

(e) Purchaser understands that the sale or re-sale of the Company Shares has not been and is not being registered under the Securities Act or any applicable state or foreign securities Laws, and the Company Shares may not be transferred other than in compliance with all such Laws. Purchaser understands that no public market now exists for the Company Shares, and that the Seller has made no assurances that a public market will ever exist for the Company Shares.

(f) Purchaser understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Company Shares or the suitability of the investment in the Company Shares nor have such authorities passed upon or endorsed the merits of the transactions set forth herein.

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(g) Purchaser represents, warrants and confirms that Purchaser is not a “broker” or “dealer” as defined in the Securities Act of 1934, as amended, and the rules and regulations thereunder, and is not required to be registered as such with the United States Securities and Exchange Commission, the Financial Industry Regulatory Authority or any other self-regulatory organization. Purchaser acknowledges and agrees that none of the Seller, the Company nor any of their respective legal counsel has advised Purchaser with respect to the representations, warranties and confirmations herein and that Purchaser is undertaking the actions as contemplated herein having received such other legal advice and counsel as Purchaser has determined to be necessary in connection therewith.

Section 3.06 Broker’s, Finder’s or Similar Fees. There are no brokerage commissions, finder’s fees or similar fees or commissions payable by the Purchaser in connection with the Transactions based on any agreement, arrangement or understanding with the Purchaser or any action taken by the Purchaser.

ARTICLE IV SHARE PURCHASE

Section 4.01 The Transactions. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined below) the Seller shall sell, assign, transfer and deliver to the Purchaser, free and clear of all Liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, all of the Company Shares held by the Seller, in exchange for the Purchase Price (as defined below).

Section 4.02 Closing. The closing of the Transactions (the “Closing”) shall occur on the third Business Day following the satisfaction, or waiver by the Party or Parties for whose benefit the condition(s) exist, of the conditions to closing as set forth in ARTICLE VI and ARTICLE VII, and subject to the satisfaction of the conditions to closing as set forth in ARTICLE V, provided that the Parties agree that the conditions to closing as set forth in ARTICLE V may be satisfied on or before the Closing Date, or such or such other date as the Parties shall agree, each in their sole discretion (such date, the “Closing Date”). The Closing shall occur by conference call and electronic communication (i.e., emails/pdf) or facsimile, with exchange of original signatures to follow by mail, on the Closing Date and effective as of 11:59 p.m. Eastern time on the Closing Date.

Section 4.03 Deliverables at the Closing.

(a) At the Closing, Seller shall deliver to the Purchaser:

(i) A certificate of a duly authorized officer of the Seller dated as of the Closing Date, in form and substance reasonably satisfactory to Purchaser (A) certifying the name, title and true signature of each officer of the Seller executing or authorized to execute this Agreement, the Transaction Documents, and such other documents, instruments and certifications required or contemplated hereby or thereby, and (B) attaching and certifying a certificate of good standing and legal existence of the Seller issued by the Secretary of State of the State of Florida and dated as of a date no earlier than three Business Days prior to the Closing Date;

(ii) A certificate of a duly authorized officer of the Seller, dated as of the Closing Date, in form and substance reasonably satisfactory to Purchaser; certifying that the matters set forth in Section 6.01 and Section 7.03 are true and correct;

(iii) the Stock Power in the form as attached hereto as Exhibit A, duly executed by an authorized officer of the Seller;

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(iv) The resignations of Mr. John Textor and Mr. Victor Iezuitov as directors and officers of the Company and each of its subsidiaries, duly executed by Mr. Textor and Mr. Iezuitov, as applicable, with no compensation payable to those directors under those resignations and providing that their resignations shall be effective as of the Closing Date;

(v) such other documents as Purchaser may reasonably request for the purpose of evidencing the accuracy of any of Seller’s representations and warranties; evidencing the performance by the Seller of, or the compliance by the Seller with, any covenant or obligation required to be performed or complied with by the Seller hereunder; or otherwise facilitating the consummation or performance of any of the Transactions.

(b) At the Closing, Purchaser shall deliver to the Seller:

(i) A certificate of a duly authorized officer of the Purchaser dated as of the Closing Date, in form and substance reasonably satisfactory to Seller certifying the name, title and true signature of each officer of the Purchaser executing or authorized to execute this Agreement, the Transaction Documents, and such other documents, instruments and certifications required or contemplated hereby or thereby;

(ii) A certificate of a duly authorized officer of the Purchaser, dated as of the Closing Date, in form and substance reasonably satisfactory to Seller; certifying that the matters set forth in Section 7.01 and Section 6.03 are true and correct;

(iii) the sum of $1.00 (the “Purchase Price”) by wire transfer or check;

(iv) The following assignments and releases with respect to the issuance by FBNK Finance S.a r.l. a Luxembourg company (“FBNK Finance”) of a total of EUR 50,000,000 notes, portions of which were issued to each of the following investors pursuant to the Terms and Conditions related thereto (as to each such Investor, the “Terms and Conditions”) and an Underwriting Agreement related thereto (as to each such Investor, the “Underwriting Agreement”):

(1) An assignment and release agreement between the Seller, FBNK Finance and Joint Proficient Project Company Limited (“JP”), pursuant to which the EUR 6 million bond guarantee, initially issued by Seller to JP shall be assigned from Seller to FBNK Finance, to include a full release of any obligations, guarantees or liabilities of any sort of the Seller to JP or any other Person, including with respect to the obligations of the Seller pursuant to the Underwriting Agreement and the Terms and Conditions related thereto, the forgoing to be completed via the Assignment of Guaranty and Release by and between the Seller, FBNK Finance and JP, in the form as attached hereto as Exhibit B-1 and to be in form and substance as acceptable to Seller;

(2) a release agreement by and between the Seller, FBNK Finance and IndexAtlas AG (“IndexAtlas”), to include a full release of any obligations, guarantees or liabilities of any sort of the Seller to any Person, including with respect to the obligations of the Seller pursuant to the Underwriting Agreement and the Terms and Conditions related thereto, the forgoing to be completed via the Assignment of Guaranty and Release in the form as attached hereto as Exhibit B-2 and to be in form and substance as acceptable to Seller;

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(3) a release agreement by and between the Seller, FBNK Finance and SERES Investments S.à r.l., SPF, to include a full release of any obligations, guarantees or liabilities of any sort of the Seller to any Person, including with respect to the obligations of the Seller pursuant to the Underwriting Agreement and the Terms and Conditions related thereto, the forgoing to be completed via the Assignment of Guaranty and Release in the form as attached hereto as Exhibit B-3 and to be in form and substance as acceptable to Seller;

(4) a release agreement by and between the Seller, FBNK Finance and Lazar Vision Fund LP, to include a full release of any obligations, guarantees or liabilities of any sort of the Seller to any Person, including with respect to the obligations of the Seller pursuant to the Underwriting Agreement and the Terms and Conditions related thereto, the forgoing to be completed via the Assignment of Guaranty and Release in the form as attached hereto as Exhibit B-4 and to be in form and substance as acceptable to Seller;

(5) a release agreement by and between the Seller, FBNK Finance and Herculius Partners SA, to include a full release of any obligations, guarantees or liabilities of any sort of the Seller to any Person, including with respect to the obligations of the Seller pursuant to the Underwriting Agreement and the Terms and Conditions related thereto, the forgoing to be completed via the Assignment of Guaranty and Release in the form as attached hereto as Exhibit B-5 and to be in form and substance as acceptable to Seller;

(6) a release agreement by and between the Seller, FBNK Finance and Herculius Partners “Taurus” Fund c/o IFM Independent Fund Management, to include a full release of any obligations, guarantees or liabilities of any sort of the Seller to any Person, including with respect to the obligations of the Seller pursuant to the Underwriting Agreement and the Terms and Conditions related thereto, the forgoing to be completed via the Assignment of Guaranty and Release in the form as attached hereto as Exhibit B-6 and to be in form and substance as acceptable to Seller;

(7) a release agreement by and between the Seller, FBNK Finance and The Native SA, to include a full release of any obligations, guarantees or liabilities of any sort of the Seller to any Person, including with respect to the obligations of the Seller pursuant to the Underwriting Agreement and the Terms and Conditions related thereto, the forgoing to be completed via the Assignment of Guaranty and Release in the form as attached hereto as Exhibit B-7 and to be in form and substance as acceptable to Seller;

(8) a release agreement by and between the Seller, FBNK Finance and HLEE Finance S.à r.l. (“HLEE Finance”), to include a full release of any obligations, guarantees or liabilities of any sort of the Seller to any Person, including with respect to the obligations of the Seller pursuant to the Underwriting Agreement and the Terms and Conditions related thereto, the forgoing to be completed via the Assignment of Guaranty and Release in the form as attached hereto as Exhibit B-8 and to be in form and substance as acceptable to Seller;

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(9) a release agreement by and between the Seller, FBNK Finance and Victor Iezuitov, to include a full release of any obligations, guarantees or liabilities of any sort of the Seller to any Person, including with respect to the obligations of the Seller pursuant to the Underwriting Agreement and the Terms and Conditions related thereto, the forgoing to be completed via the Assignment of Guaranty and Release in the form as attached hereto as Exhibit B-9 and to be in form and substance as acceptable to Seller;

(10) a release agreement by and between the Seller, FBNK Finance and Jacques Girod, to include a full release of any obligations, guarantees or liabilities of any sort of the Seller to any Person, including with respect to the obligations of the Seller pursuant to the Underwriting Agreement and the Terms and Conditions related thereto, the forgoing to be completed via the Assignment of Guaranty and Release in the form as attached hereto as Exhibit B-10 and to be in form and substance as acceptable to Seller; and

(v) such other documents as Seller may reasonably request for the purpose of evidencing the accuracy of any of Purchaser’s representations and warranties; evidencing the performance by the Purchaser of, or the compliance by the Purchaser with, any covenant or obligation required to be performed or complied with by the Purchaser hereunder; or otherwise facilitating the consummation or performance of any of the Transactions.

(c) All Company Shares and shares of Facebank Common Stock transferred hereunder shall be accompanied by duly executed stock powers, or such other instruments of transfer as reasonably requested by the Parties, duly executed in blank and with all required stock transfer stamps affixed, in form and substance satisfactory to the Purchaser as required for the same to be transferred to the ownership as set forth above, with all necessary transfer Tax and other revenue stamps, acquired at the Seller’s expense, affixed.

Section 4.04 Actions Following the Closing.

(a) At and following the Closing, and upon reasonable request by Seller, Purchaser shall assist the Seller with filing notification forms according to German and Swiss securities laws, if applicable, for getting below reporting threshold in certain subsidiary / affiliate public companies owned by the Company.

(b) Following the Closing and within ten (10) Business Days after the Purchaser has been registered in the Commercial Registry of Canton of Vaud, Switzerland the Purchaser shall deliver to Seller (i) a copy of the excerpt of the Commercial Register evidencing the legal existence of the Purchaser, and (ii) a written confirmation of the Purchaser that Purchaser has forever assumed all the rights and obligations of this Agreement.

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(c) Following the Closing the Purchaser shall take such actions as required to remove the name “Facebank” from the name of the Company and any of its Affiliated entities as soon as possible.

ARTICLE V CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH PARTY

The obligations of each Party to consummate the Closing are subject to the satisfaction, or waiver by each such Party in its sole discretion, as of and on the Closing Date, of the following conditions:

Section 5.01 Release Agreement. The Mutual Release Agreement in the form as attached hereto as Exhibit C, shall have been duly executed by each of the Seller, the Company, HLEE Finance, FBNK Finance, Nexway AG, a German corporation and a partially owned subsidiary of the Company (“Nexway AG”) and John Textor and delivered to each of the Parties.

Section 5.02 Transfer of Shares to FBNK Finance. The Seller shall have completed the issuance of 4,833,114 shares of common stock, par value $0.0001 per share, of the Seller (the “Facebank Common Stock”), to FBNK Finance, in consideration of the consummation of the transactions pursuant to this Agreement, including without limitation the transactions set forth in this ARTICLE V, pursuant to an exemption from registration as set forth in Regulation S pursuant to the Securities Act, pursuant to the subscription agreement as attached hereto as Exhibit D, in each case pursuant to documentation and evidence thereof reasonably satisfactory to each Party.

Section 5.03 IndexAtlas Agreement. The consulting agreement between the Seller and IndexAtlas (the “IndexAtlas Agreement”) shall have been terminated and the issuance of the 200,000 shares of Facebank Common Stock issued to IndexAtlas, pursuant to such IndexAtlas Agreement shall have been cancelled, pursuant to a termination and cancellation agreement between the Seller and IndexAtlas, substantially in the form as attached hereto as Exhibit E (the “Termination, Cancellation and Release Agreement”), which shall also result in a full release of any obligations, guarantees or liabilities of any sort of the Seller to IndexAtlas, and the executed Termination and Cancellation Agreement and confirmation of the completion of such events shall have been provided to each of the Parties.

Section 5.04 HLEE Transfer. Seller, on the one hand, and HLEE Finance and the other persons or entities as set forth below (HLEE Finance and each such other person or entity, a “Selling Shareholder” and collectively the “Selling Shareholders”), shall have entered into a Redemption Agreement, in each case substantially in the form as attached hereto as Exhibit F (each, a “Redemption Agreement” and collectively the “Redemption Agreements”) and the executed Redemption Agreements shall have been delivered to Seller and the applicable Selling Shareholder and the transactions thereunder shall have closed or shall be closing concurrently with the Closing. The Redemption Agreements shall operate to cause Seller to redeem a total of 3,633,114 shares of Facebank Common Stock (the “Redeemed Shares”) from the Selling Shareholders for redemption consideration of $0.0001 per share of Facebank Common Stock and the closing of the transactions as contemplated herein. The Selling Shareholders, and the number of shares of Facebank Common Stock to be redeemed from each Selling Shareholder, shall be as follows:

(a) HLEE Finance: 1,400,000 shares of Facebank Common Stock.

(b) Highlight Event and Entertainment AG: 700,000 shares of Facebank Common Stock.

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(c) IndexAtlas: 250,000 shares of Facebank Common Stock.

(d) Amostar Assets Limited: 500,000 shares of Facebank Common Stock.

(e) Mountain Alliance AG: 100,000 shares of Facebank Common Stock.

(f) Jacques Girod: 83,333 shares of Facebank Common Stock.

(g) Peter Karpenko: 416,667 shares of Facebank Common Stock.

(h) Falcon Consulting Limited: 100,000 shares of Facebank Common Stock.

(i) Casey Potenzone: 40,000 shares of Facebank Common Stock.

(j) Victor Iezuitov: 25,000 shares of Facebank Common Stock.

(k) Norman Hansen: 18,114 shares of Facebank Common Stock.

Section 5.05 Option Agreement. The Seller and Purchaser shall have executed and delivered the long form call option agreement between Seller and Purchaser in the form as attached hereto as Exhibit G (the “Option Agreement”) allowing the Seller to purchase 42% of the Company Shares, for a cash consideration of CHF 1 in total for the period of 5 years following the Closing. At and following the Closing, Purchaser shall, and Purchaser shall cause the Company to, assist the Seller with filing notification forms according to German and Swiss securities laws, if applicable, for getting above reporting threshold in certain subsidiary / affiliate public companies owned by the Company with this option interest.

Section 5.06 US$100MM Credit Agreement. The US$100,000,000 Credit Agreement, dated on or about March 11, 2020, by and between the Seller and HLEE Finance, the related Security Agreement and Promissory Note shall each have been terminated, with mutual releases given by the respective parties thereto, pursuant to the Termination and Release Agreement as attached hereto as Exhibit H (the “Termination and Release Agreement”), which the Parties acknowledge and agree has been signed and completed as of the Effective Date.

Section 5.07 Payment and Termination. The Seller shall have repaid to Nexway AG, or its designee, the sum of $619,350, pursuant to the Payment and Termination Agreement as attached hereto as Exhibit I (the “Payment and Termination Agreement”), as repayment of the loan that Nexway AG previously provided to the Seller, and such loan shall have been terminated pursuant to such Payment and Termination Agreement and such Payment and Termination Agreement shall have been executed by each party thereto and provided to the Parties.

ARTICLE VI CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

The obligations of Purchaser to consummate the Closing are subject to the satisfaction, or waiver by Purchaser in its sole discretion, as of and on the Closing Date, of the following conditions:

Section 6.01 Accuracy of Representations and Performance of Covenants. Each of the representations and warranties made by the Seller hereunder shall be true and correct in all material respects, other than representations and warranties which are qualified by materiality each of which shall be true and correct in all respects, in each case, as of the Closing Date as if made on such date, and the Seller shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

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Section 6.02 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality that prohibits the consummation of Transactions, and Purchaser shall have obtained the approval of any Governmental Authorities as required in order to consummate the Transactions.

Section 6.03 Consents. All consents, approvals, waivers or amendments required by the Purchaser for the Closing to occur shall have been obtained.

Section 6.04 Other Items. Purchaser shall have received further documents, certificates, or instruments relating to Transactions as it may reasonably request, including those items and documents as set forth in ARTICLE V.

ARTICLE VII CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER

The obligations of the Seller to consummate the Closing are subject to the satisfaction, or waiver by the Seller in its sole discretion, as of and on the Closing Date, of the following conditions:

Section 7.01 Accuracy of Representations and Performance of Covenants. Each of the representations and warranties made by the Purchaser together shall be true and correct in all material respects, other than representations and warranties which are qualified by materiality each of which shall be true and correct in all respects, in each case, as of the Closing Date as if made on such date, and the Purchaser shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

Section 7.02 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality that prohibits the consummation of Transactions, and Seller shall have obtained the approval of any Governmental Authorities as required in order to consummate the Transactions.

Section 7.03 Consents. The consent of the Board of Directors of the Seller for this Agreement, the other Transaction Documents and the Transactions, and the execution and consummation, as applicable, of each of the forgoing, shall have been received. All consents, approvals, waivers or amendments required by the Seller for the Closing to occur shall have been obtained.

Section 7.04 Other Items. Seller shall have received further documents, certificates, or instruments relating to Transactions as it may reasonably request, including those items and documents as set forth in ARTICLE V.

ARTICLE VIII TERMINATION

Section 8.01 Termination. This Agreement may be terminated at any time before the Closing Date as follows:

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(a) by mutual written consent of the Seller and Purchaser;

(b) by the Seller or by Purchaser, if there shall be in effect a final non-appealable order, judgment, injunction or decree entered by or with any Governmental Authority restraining, enjoining or otherwise prohibiting the consummation of the Transactions;

(c) by Purchaser if there shall have been a breach in any material respect of any representation, warranty, covenant or agreement on the part of the Seller set forth in this Agreement and such breach has not been cured within ten (10) days after receipt of notice of such breach by Seller (a “Seller Default”);

(d) by the Seller if there shall have been a breach in any material respect of any representation, warranty, covenant or agreement on the part of Purchaser set forth in this Agreement and such breach has not been cured within ten (10) days after receipt of notice of such breach by Purchaser (an “Purchaser Default”);

(e) by either the Seller or by Purchaser, if the Closing has not occurred by July 10, 2020, provided, however, that (i) if the Closing has not occurred by such date due to a breach of this Agreement by Purchaser, Purchaser shall not have the right to terminate this Agreement pursuant to this Section 8.01(e) and (ii) if the Closing has not occurred by such date due to a breach of this Agreement by the Seller, the Seller shall not have the right to terminate this Agreement pursuant to this Section 8.01(e).

Section 8.02 Termination Costs.

(a) If this Agreement is validly terminated by the Seller pursuant to Section 8.01(e), and only in that event, then, promptly but in any event within three Business Days following such termination by the Seller, Purchaser shall pay to the Seller an amount in cash equal to the Seller’s reasonable out of pocket costs incurred with respect to the Transactions following the Effective Date, by wire transfer of immediately available funds to one or more accounts designated in writing by the Seller, subject to a maximum payment due hereunder of $25,000.

(b) If this Agreement is validly terminated by Purchaser pursuant to Section 8.01(e), and only in that event, then, promptly but in any event within three Business Days following such termination by Purchaser, the Seller shall pay to Purchaser an amount in cash equal to Purchaser’s reasonable out of pocket costs incurred with respect to the Transactions following the Effective Date, by wire transfer of immediately available funds to one or more accounts designated in writing by Purchaser, subject to a maximum payment due hereunder of $25,000.

(c) Each Party acknowledges that the agreements contained in this Section 8.02 are an integral part of the Transactions and that, without these agreements, the Parties would not enter into this Agreement. Accordingly if any Party fails to pay any amounts due pursuant to this Section 8.02 (the “First Party”), and, in order to obtain such payment, the other party (the “Second Party”) commences any action, arbitration, hearing, litigation or suit (whether civil, criminal, administrative, investigative, or informal) that results in a judgment against the First Party for the amounts set forth in this Section 8.02, the First Party shall pay to the Second Party the Second Party’s costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such proceeding, together with interest on the amounts due pursuant to this Section 8.02 from the date such payment was required to be made until the date of payment at the prime lending rate as published in The Wall Street Journal in effect on the date such payment was required to be made.

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(d) If an Purchaser Default occurs and the Seller elects to terminate this Agreement pursuant to Section 8.01(e), the Seller’s sole and exclusive remedy against Purchaser for any Losses suffered or incurred as a result of or under this Agreement or the Transactions, including the failure of the Closing to occur, will be to obtain payment of the termination costs stated in Section 8.02(a). Notwithstanding the forgoing sentence, the Parties agree that the Seller may elect to not terminate this Agreement pursuant to Section 8.01(e) and instead elect to enforce specific performance of this Agreement under Section 10.02 to the extent available, and the limitations on remedies stated in the first sentence of this Section 8.02(d) will apply only if the Seller elects to terminate this Agreement pursuant to Section 8.01(e) and Purchaser actually pays the termination costs stated in Section 8.02(a).

(e) If a Seller Default occurs and Purchaser elects to terminate this Agreement under Section 8.01(e), Purchaser’s sole and exclusive remedy against the Seller for any Losses suffered or incurred as a result of or under this Agreement or the Transactions, including the failure of the Closing to occur, will be to obtain payment of the termination costs stated in Section 8.02(b). Notwithstanding the forgoing sentence, the Parties agree that Purchaser may elect to not terminate this Agreement pursuant to Section 8.01(e) and instead elect to enforce specific performance of this Agreement under Section 10.02 to the extent available, and the limitations on remedies stated in the first sentence of this Section 8.02(e) will apply only if Purchaser elects to terminate this Agreement under Section 8.01(e) and the Seller actually pays the termination costs stated in Section 8.02(b).

(f)	If the Closing does not occur for any reason other than for a Purchaser Default or a Seller Default, the Parties acknowledge and agree that no Party shall owe to any other Party any payments for any expenses or Losses hereunder.

Section 8.03 Effect of Termination. In the event of termination of this Agreement pursuant to this ARTICLE VIII, this Agreement (other than this ARTICLE VIII, ARTICLE IX and ARTICLE X) shall become void and of no further force or effect with no liability on the part of any Party; provided, however, that, except as provided in Section 8.02, any such termination shall not relieve any Party from liability for actual damages to the other Parties resulting from a material breach of this Agreement by such Party.

Section 8.04 Default by Purchaser. If Purchaser fails to perform any of its obligations under this Agreement, the Seller shall be entitled to bring an action for specific performance pursuant to Section 10.02, damages or a combination of specific performance and damages. No remedy conferred upon the Seller is intended to be exclusive of any other remedy provided for in this Agreement, and each remedy provided to the Seller in this Agreement will be cumulative and in addition to every other remedy available to the Seller under this Agreement. No single or partial exercise of any remedy will preclude any other or further exercise thereof. This provision shall be in addition to the Seller’s remedies under ARTICLE IX. The provisions of this Section 8.04 shall be subject to the provisions of Section 8.02(d).

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Section 8.05 Default by the Seller. If the Seller fails to perform any of its obligations under this Agreement, Purchaser shall be entitled to bring an action for specific performance pursuant to Section 10.02, damages or a combination of specific performance and damages. No remedy conferred upon Purchaser is intended to be exclusive of any other remedy provided for in this Agreement, and each remedy provided to Purchaser in this Agreement will be cumulative and in addition to every other remedy available to Purchaser under this Agreement. No single or partial exercise of any remedy will preclude any other or further exercise thereof. This provision shall be in addition to Purchaser’s remedies under ARTICLE IX. The provisions of this Section 8.05 shall be subject to the provisions of Section 8.02(e).

ARTICLE IX INDEMNIFICATION

Section 9.01 General Indemnification. Each Party (the “Indemnifying Party”) agrees to indemnify, defend and hold harmless the other Party and such other Party’s Affiliates and each of their respective directors, officers, managers, partners, employees, agents, equity holders, successors and assigns (each, an “Indemnified Party”), from and against any and all Losses incurred or suffered by any Indemnified Party arising out of, based upon or resulting from any breach of any representation or warranty of the Indemnifying Party herein or breach by the Indemnifying Party of, or any failure the Indemnifying Party to perform, any of the covenants, agreements or obligations contained in or made pursuant to this Agreement of the other Transaction Documents by the Indemnifying Party.

Section 9.02 Procedures for Indemnification. In the event that an Indemnified Party shall incur or suffer any Losses in respect of which indemnification may be sought under this ARTICLE IX against the Indemnifying Party, the Indemnified Party shall assert a claim for indemnification by providing a written notice (the “Notice of Loss”) to the Indemnifying Party stating the nature and basis of such indemnification. The Notice of Loss shall be provided to the Indemnifying Party as soon as practicable after the Indemnified Party becomes aware that it has incurred or suffered a Loss.

Section 9.03 Payment. Upon a determination of liability under this ARTICLE IX the Indemnifying Party shall pay or cause to be paid to the Indemnified Party the amount so determined within five (5) Business Days after the date of such determination. If there should be a dispute as to the amount or manner of determination of any indemnity obligation owed under this Agreement or the other Transaction Documents, the Indemnifying Party shall nevertheless pay when due such portion, if any, of the obligation that is not subject to dispute. Upon the payment in full of any amounts due under this ARTICLE IX with respect to any claim, the Indemnifying Party shall be subrogated to the rights of the Indemnified Party against any Person with respect to the subject matter of such claim.

Section 9.04 Effect of Knowledge on Indemnification. The right to indemnification, reimbursement or other remedy based upon any representations, warranties, covenants and obligations set forth in this Agreement or the other Transaction Documents shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the other Transaction Documents, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation. The waiver of any condition based upon the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, shall not affect the right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants or obligations.

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ARTICLE X MISCELLANEOUS

Section 10.01 Governing Law; Waiver of Jury Trial.

(a) This Agreement shall be governed by, enforced, and construed under and in accordance with the Laws of the State of New York, without giving effect to the principles of conflicts of Law thereunder, provided that the provisions of the laws of Switzerland shall apply with respect to the provisions of Section 3.01 and such other provisions herein as required to give effect to the obligations of Mr. Aston Fallen hereunder. Each of the Parties irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the state or federal courts of the United States with jurisdiction in New York, New York. By execution and delivery of this Agreement, each Party irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights such Party may now or hereafter have to object to such jurisdiction.

(b) EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 10.01(b).

(c) Each of the Parties acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective Party and that such Party has discussed the legal consequences and import of this waiver with legal counsel. Each of the Parties further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

Section 10.02 Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof or were otherwise breached and that each Party hereto shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of the provisions hereof and to enforce specifically the terms and provisions hereof, without the proof of actual damages, in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, and agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (a) the other Party has an adequate remedy at law, or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 10.03 Notices.

(a) Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by email with return receipt requested and received, or via overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

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If to the Seller, to:

Facebank Group, Inc.

Attn: David Gandler

1115 Broadway, 12th Floor,

New York, NY 10010

Email: dgandler@fubo.tv

If to the Purchaser, to:

C2A2 Corp. AG Ltd

Attn: Aston Fallen

Chemin de la Chéneau, CH-1276

Gingins Switzerland

Email: eich@balex.law

(b) Any Party may change its address for notices hereunder upon notice to each other Party in the manner for giving notices hereunder.

(c) Any notice hereunder shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by email with receipt confirmed by recipient and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section 10.04 Attorneys’ Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 10.05 Confidentiality. Each Party agrees with the other that it and its representatives will hold in strict confidence all data and information obtained with respect to another Party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other Party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by Law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the Transactions.

Section 10.06 Public Announcements and Filings. Unless required by applicable Law or regulatory authority, none of the Parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with Transactions) or file any document, relating to this Agreement and the Transactions, except as may be mutually agreed by the Parties. Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by Law, shall be delivered to each Party at least one (1) Business Day prior to the release thereof unless otherwise prohibited by applicable law.

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Section 10.07 Schedules; Knowledge. Each Party is presumed to have full knowledge of all information set forth in each other Party’s schedules delivered pursuant to this Agreement.

Section 10.08 Third Party Beneficiaries. This contract is strictly between the Parties, and, except as specifically provided herein, including, without limitation, in ARTICLE IX, no director, officer, stockholder (other than the Seller), employee, agent, independent contractor or any other Person shall be deemed to be a third-party beneficiary of this Agreement.

Section 10.09 Expenses. Subject to Section 10.04, ARTICLE VIII and ARTICLE IX, and otherwise as specifically set forth herein, whether or not the Transactions are consummated, each Party will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Transactions.

Section 10.10 Entire Agreement. This Agreement and the other Transaction Documents represent the entire agreement between the Parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing Law rather than voided, if possible, in order to achieve the intent of the Parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the Parties.

Section 10.11 Survival. The representations, warranties, and covenants of the respective Parties shall survive the Closing Date and the consummation of the Transactions for a period of two years. In the event of a termination of this Agreement prior to the Closing, the provisions of Section 8.03 shall control.

Section 10.12 Rights and Remedies; Amendment; Waiver; Etc. Subject to the provisions of ARTICLE VIII and ARTICLE IX, every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at Law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. This Agreement may by amended at any time only by a writing signed by both Parties. Any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the Party or Parties for whose benefit the provision is intended. Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. Subject to the provisions of ARTICLE VIII and ARTICLE IX, no exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

Section 10.13 Arm’s Length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the Parties, and no such relationship otherwise exists. No presumption in favor of or against any Party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

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Section 10.14 Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the Parties.

Section 10.15 No Assignment or Delegation. Neither Party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law, or otherwise, without the written consent of the other Party and any purported assignment or delegation without such consent shall be void, in addition to constituting a material breach of this Agreement. This Agreement shall be binding on the permitted successors and assigns of the Parties.

Section 10.16 Further Assurances. Each Party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such Party’s obligations hereunder, necessary to effectuate the Transactions.

Section 10.17 Efforts. Subject to the terms and conditions herein provided, each Party shall use its commercially reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement. Each Party also agrees that it shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective this Agreement and the Transactions.

Section 10.18 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. The execution and delivery of a facsimile or other electronic transmission of a signature to this Agreement shall constitute delivery of an executed original and shall be binding upon the person whose signature appears on the transmitted copy.

[Signatures appear on following page]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the Effective Date.

Facebank Group, Inc.

By:	/s/ David Gandler
Name:	David Gandler
Title:	Chief Executive Officer

Aston Fallen (with respect to Section 3.01)

By:	/s/ Aston Fallen

C2A2 Corp. AG Ltd

By:	/s/ Aston Fallen
Name:	Aston Fallen
Title:	Director

Exhibit A

(Attached)

Exhibit B-1

Assignment and Release Agreement (Joint Proficient Project Company Limited)

(Attached)

Exhibit B-2

Release Agreement (IndexAtlas AG)

(Attached)

Exhibit B-3

Release Agreement (SERES Investments S.à r.l., SPF)

(Attached)

Exhibit B-4

Release Agreement (Lazar Vision Fund LP)

(Attached)

Exhibit B-5

Release Agreement (Herculius Partners SA)

(Attached)

Exhibit B-6

Release Agreement (Herculius Partners “Taurus” Fund c/o IFM Independent Fund Management)

(Attached)

Exhibit B-7

Release Agreement (The Native SA)

(Attached)

Exhibit B-8

Release Agreement (HLEE Finance S.à r.l.)

(Attached)

Exhibit B-9

Release Agreement (Victor Iezuitov)

(Attached)

Exhibit B-10

Release Agreement (Jacques Girod)

(Attached)

Exhibit C

Mutual General Release

(Attached)

Exhibit D

FBNK Finance 4,833,114 share Subscription Agreement

(Attached)

Exhibit E

IndexAtlas Termination and Cancellation Agreement

(Attached)

Exhibit F

Form of Redemption Agreement

(Attached)

Exhibit G

Option Agreement

(Attached)

Exhibit H

Termination and Release Agreement

(Attached)

Exhibit I

Payment and Termination Agreement

(Attached)